EXHIBIT 99.1
Hub Group, Inc. Reports Record First Quarter 2007 Revenue and Earnings

DOWNERS GROVE, IL, April 19, 2007, -- Hub Group, Inc. (NASDAQ: HUBG) today reported record income from continuing operations for the quarter ended March 31, 2007 of $11.4 million, a 35% increase versus income from continuing operations for the first quarter of 2006. Hub Group’s diluted earnings per share from continuing operations was $0.29 for the first quarter of 2007. This represents an increase of 38% compared to last year's first quarter diluted earnings per share from continuing operations of $0.21. Hub Group’s operating margin increased to 4.6% in 2007 from 3.8% in 2006 due to yield enhancement efforts, improved operational efficiencies and growth in drayage and truck brokerage.

Hub Group’s revenue increased 10.2% to $393.3 million compared to $356.8 million in the first quarter of 2006. First quarter intermodal revenue increased 10.4% to $287.8 million, which includes two months of additional revenue for Comtrak. Truck brokerage revenue increased 7.3% to $74.6 million this quarter. First quarter logistics revenue increased 16.4% to $30.9 million. Gross margin from continuing operations increased 19.6% to $56.7 million compared to the first quarter of 2006.

FULL YEAR 2007

Given the current operating environment, we are comfortable that the earnings for 2007 will be within the current analysts’ range of $1.31 to $1.40 per diluted share.

CONFERENCE CALL

Hub will hold a conference call at 5:00 p.m. Eastern Time (4:00 p.m. Central Time) on Thursday, April 19, 2007 to discuss its first quarter results.

Hosting the conference call will be David P. Yeager, Vice-Chairman and Chief Executive Officer and Terri A. Pizzuto, Executive Vice-President, Chief Financial Officer and Treasurer.

This call is being webcast by Thomson/CCBN and can be accessed through the Investors link at Hub Group's Web site at http://www.hubgroup.com or individual investors can access the audio webcast at http://www.earnings.com and institutional investors can access the webcast at http://www.streetevents.com . The webcast is listen-only. Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please call ten minutes early by dialing (888) 396-2386. The conference call participant code is 75476610. The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investors link on the Company's Web site at http://www.hubgroup.com. This replay will be available for 30 days.

ABOUT HUB GROUP: Hub Group, Inc. is a leading asset light freight transportation management company providing comprehensive intermodal, truckload brokerage and logistics services. The Company operates through a network of over 30 offices throughout the United States, Canada and Mexico.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group's or management's earnings guidance, intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended December 31, 2006. Hub Group assumes no liability to update any such forward-looking statements.

SOURCE: HUB GROUP, INC.

CONTACT: Amy Lisek of Hub Group, Inc., +1-630-795-2214

HUB GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
	Three Months
	Ended March 31,
	2007	2006

Revenue	$393,297	$356,764
Transportation costs	336,636	309,391
Gross margin	56,661	47,373

Costs and expenses:
Salaries and benefits	25,610	22,881
General and administrative	11,601	8,969
Depreciation and amortization	1,172	1,859
Total costs and expenses	38,383	33,709

Operating income	18,278	13,664

Other income (expense):
Interest expense	(21)	(18)
Interest income	645	446
Other, net	3	30
Total other income	627	458

Income from continuing operations before provision for income taxes	18,905	14,122

Provision for income taxes	7,486	5,649

Income from continuing operations	11,419	8,473

Discontinued operations:
Income from discontinued operations of HGDS	-	1,094
Provision for income taxes	-	437
Income from discontinued operations	-	657

Net income	$11,419	$9,130

Basic earnings per common share
Income from continuing operations	$0.29	$0.21
Income from discontinued operations	$-	$0.02
Net income	$0.29	$0.23

Diluted earnings per common share
Income from continuing operations	$0.29	$0.21
Income from discontinued operations	$-	$0.01
Net income	$0.29	$0.22

Basic weighted average number of shares outstanding	39,257	40,196
Diluted weighted average number of shares outstanding	39,766	41,302

HUB GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	March 31, 2007	December 31, 2006
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$34,730	$43,491
Accounts receivable
Trade, net	150,772	158,284
Other	8,078	8,369
Prepaid taxes	1,098	3,202
Deferred taxes	3,424	3,433
Prepaid expenses and other current assets	6,794	4,450
TOTAL CURRENT ASSETS	204,896	221,229

Restricted investments	4,278	3,017
Property and equipment, net	27,342	26,974
Other intangibles, net	7,391	7,502
Goodwill, net	225,448	225,448
Other assets	419	378
TOTAL ASSETS	$469,774	$484,548
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable
Trade	$110,441	$117,676
Other	6,826	6,839
Accrued expenses
Payroll	8,545	18,294
Other	31,567	26,617
Related party payable	-	5,000
TOTAL CURRENT LIABILITIES	157,379	174,426
Non-current liabilities	10,989	7,691
Deferred taxes	41,295	43,587
STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized; no shares issued or outstanding in 2007 and 2006	-	-
Common stock
Class A: $.01 par value; 47,337,700 shares authorized; 41,224,792 shares issued and 38,789,847 outstanding in 2007; 41,224,792 shares issued and 38,943,122 outstanding in 2006	412	412
Class B: $.01 par value; 662,300 shares authorized; 662,296 shares issued and outstanding in 2007 and 2006	7	7
Additional paid-in capital	175,779	179,203
Purchase price in excess of predecessor basis, net of tax benefit of $10,306	(15,458)	(15,458)
Retained earnings	157,662	146,243
Treasury stock; at cost, 2,434,945 shares in 2007 and 2,281,670 shares in 2006	(58,291)	(51,563)
TOTAL STOCKHOLDERS' EQUITY	260,111	258,844
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$469,774	$484,548

HUB GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	Three Months Ended March 31,
	2007	2006
Cash flows from operating activities:
Income from continuing operations	$11,419	$8,473
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	1,804	2,176
Deferred taxes	1,652	917
Compensation expense related to share-based compensation plans	960	771
Loss on sale of assets	2	26
Changes in operating assets and liabilities excluding effects of purchase transaction:
Restricted investments	(1,261)	(586)
Accounts receivable, net	7,803	18,172
Prepaid taxes	2,104	(125)
Prepaid expenses and other current assets	(2,344)	(1,628)
Other assets	(41)	299
Accounts payable	(7,248)	(5,090)
Accrued expenses	(4,799)	(8,292)
Non-current liabilities	(637)	(80)
Net cash provided by operating activities	9,414	15,033
Cash flows from investing activities:
Proceeds from sale of equipment	15	26
Purchases of property and equipment	(2,078)	(1,047)
Cash used in acquisition of Comtrak, Inc.	(5,000)	(40,491)
Net cash used in investing activities	(7,063)	(41,512)
Cash flows from financing activities:
Proceeds from stock options exercised	248	1,141
Purchase of treasury stock	(12,740)	(38)
Excess tax benefits from share-based compensation	1,380	4,767
Net cash (used in) provided by financing activities	(11,112)	5,870

Cash flows from operating activities of discontinued operations	-	1,822
Cash flows used in investing activities of discontinued operations	-	(32)
Net cash provided by discontinued operations	-	1,790

Net decrease in cash and cash equivalents	(8,761)	(18,819)
Cash and cash equivalents beginning of period	43,491	36,133
Cash and cash equivalents end of period	$34,730	$17,314